Exhibit 99.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 25, 2018 (as amended on May 22, 2018), among:

Wilmington Trust Company, (the “GUC Trust Administrator”) solely in its capacity as trustee for and administrator of the Motors Liquidation Company General Unsecured Creditors Trust (and as defined in Section 1.22 herein, the “GUC Trust”)

-and-

The Signatory Plaintiffs, as hereinafter defined (the Signatory Plaintiffs and the GUC Trust, the “Parties”).

PREAMBLE1

Background: The Old GM Bankruptcy.

A. Beginning on the Petition Date, Motors Liquidation Company f/k/a General Motors Corporation, a Delaware Corporation (“Old GM”), and certain of its affiliated companies (together with Old GM, the “Debtors”) commenced the Old GM Bankruptcy Case under chapter 11 of the Bankruptcy Code;

B. Also on the Petition Date, the Sellers entered into an agreement pursuant to which certain assets of the Sellers, including the brand “General Motors,” were to be sold to NGMCO, Inc., n/k/a General Motors LLC, a Delaware corporation (“New GM”);

C. As of July 5, 2009, the AMSPA was further and finally amended pursuant to a Second Amendment to the Amended and Restated Master Sale Purchase Agreement to, among other things, modify provisions in the original sale agreement relating to the issuance by New GM of a purchase price adjustment consisting of shares (the “Adjustment Shares”) of New GM Common Stock in respect of Allowed General Unsecured Claims;

D. Pursuant to the AMSPA, if the Bankruptcy Court issues an order estimating the aggregate allowed General Unsecured Claims against the Sellers at an amount exceeding thirty-five billion dollars ($35,000,000,000), then New GM must, within five (5) business days of entry of such order, issue the Adjustment Shares;

E. If the Bankruptcy Court issues an Estimation Order estimating the aggregate allowed General Unsecured Claims against the Sellers at an amount at or exceeding forty-two billion dollars ($42,000,000,000), New GM must issue the maximum amount of Adjustment Shares (30,000,000 shares);

[1]	Capitalized terms used, but not otherwise defined in the Preamble shall have the meanings ascribed to such terms in the Definitions section of this Agreement.

F. On July 5, 2009, the AMSPA was approved pursuant to a Bankruptcy Code section 363 order (the “Sale Order”);

G. Pursuant to the Sale Order, New GM became vested in substantially all of the material assets of the Sellers;

H. On July 10, 2009 (the “Closing Date”), the 363 Sale was consummated;

I. On September 16, 2009, the Bar Date Order was entered establishing November 30, 2009 (the “Bar Date”) as the deadline to file proofs of claim against the Debtors;

J. On March 29, 2011, the Bankruptcy Court issued an order (the “Confirmation Order”) confirming the Plan;

K. The Plan created the GUC Trust pursuant to the GUC Trust Agreement, as a post-confirmation successor to the Debtors pursuant to Section 1145 of the Bankruptcy Code, to, inter alia, administer the GUC Trust Assets;

L. The Plan, GUC Trust Agreement, MSPA and Side Letter provided the GUC Trust with the sole, exclusive right to object to and settle General Unsecured Claims, pursue an Estimation Order, and request and receive the Adjustment Shares;

M. On March 31, 2011 (the “Effective Date”), the Plan was declared effective;

N. As of December 31, 2017, the total allowed General Unsecured Claims are                 $31,855,431,837;

The Recalls and the Multi-District Litigation.

O. In or around February and March of 2014, New GM issued a recall, NHTSA Recall Number 14V-047, pertaining to 2,191,525 vehicles with an ignition switch defect (the “Ignition Switch Defect”);

P. In or around June, July and September of 2014, New GM issued four additional recalls pertaining to approximately 10 million vehicles with defective ignition switches, NHTSA Recall Numbers 14V-355, 14V-394, 14V-540 and 14V-400;

Q. In or around March of 2014, New GM issued a recall, NHTSA Recall Number 14V-118, pertaining to approximately 1.2 million vehicles with defective side airbags;

R. In or around March of 2014, New GM issued a recall, NHTSA Recall Number 14V-153, pertaining to over 1.3 million vehicles with defective power steering;

S. Commencing after the issuance of the recalls, numerous lawsuits were filed against New GM, individually or on behalf of putative classes of persons, by, inter alia,:

a.	plaintiffs asserting economic loss claims who, prior to the Closing Date, owned or leased a vehicle with an ignition switch defect included in Recall No. 14V-047 (the “Ignition Switch Plaintiffs”);

b.	plaintiffs asserting economic loss claims who, prior to the Closing Date, owned or leased a vehicle with defects in ignition switches, side airbags, or power steering included in NHTSA Recall Nos. 14V-355, 14V-394, 14V-400, 14V-118 and 14V-153 (the “Non-Ignition Switch Plaintiffs”); and

c.	plaintiffs asserting personal injury or wrongful death claims based on or arising from an accident that occurred before the Closing Date involving an Old GM vehicle that was later subject to NHTSA Recall Nos. 14V-047, 14V-355, 14V-540, 14V-394 and 14V-400 (the “Pre-Closing Accident Plaintiffs”), including a subset asserting claims involving an Old GM vehicle with the Ignition Switch Defect (the “Ignition Switch Pre-Closing Accident Plaintiffs”);

T. Many of the cases commenced against New GM were consolidated in a multi-district litigation (the “GM MDL”) pending in the United States District Court for the Southern District of New York before the Hon. Jesse M. Furman (the “District Court”);

The Motions to Enforce Litigation.

U. In or around April and August of 2014, New GM sought to enjoin such lawsuits against New GM by filing motions to enforce the Sale Order with respect to: (i) Ignition Switch Plaintiffs; (ii) Ignition Switch Pre-Closing Accident Plaintiffs; and (iii) Non-Ignition Switch Plaintiffs (the “Motions to Enforce”);

V. Following the filing of the Motions to Enforce, the Bankruptcy Court identified initial issues to be addressed on the Motions to Enforce with respect to the Ignition Switch Plaintiffs and Ignition Switch Pre-Closing Accident Plaintiffs;

W. Following briefing and argument, the Bankruptcy Court issued the Decision on April 15, 2015, and the Judgment implementing the Decision on June 1, 2015;

X. In the Decision and the Judgment, the Bankruptcy Court ruled that “based on the doctrine of equitable mootness, in no event shall assets of the GUC Trust held at any time in the past, now or in the future (collectively, the ‘GUC Trust Assets’) (as defined in the Plan) be used to satisfy any claims of the Plaintiffs”;

Y. On July 13, 2016, the Second Circuit issued an opinion on direct appeal of the Decision and Judgment, vacating the Bankruptcy Court’s equitable mootness ruling as an advisory opinion and further determining that (i) there was no clear error in the Bankruptcy Court’s factual finding that Old GM knew or reasonably should have known about the ignition switch defect prior to bankruptcy, (ii) Old GM should have provided direct mail notice to vehicle owners, and (iii) individuals with claims arising out of the ignition switch defect were entitled to notice by direct mail or some equivalent, as required by procedural due process;

Z. Following the issuance of the Second Circuit’s mandate, the Bankruptcy Court identified initial issues to be addressed on remand, including whether the Pre-Closing Accident Plaintiffs, the Ignition Switch Plaintiffs and/or the Non-Ignition Switch Plaintiffs satisfy the requirements for authorization to file late proof(s) of claim against the GUC Trust and/or whether such claims are equitably moot;

AA. Pursuant to the Order to Show Cause, on December 22, 2016, the Ignition Switch Plaintiffs, certain Non-Ignition Switch Plaintiffs and certain Pre-Closing Accident Plaintiffs who had not received notice of the Order to Show Cause, filed motions for authority to file late proofs of claim, including late class proofs of claim and, on July 28, 2017, certain Pre-Closing Accident Plaintiffs filed a motion for authority to file late proofs of claim, as supplemented on September 19, 2017 and December 12, 2017 (the “Late Claims Motions”);

BB. On or around February 16, 2017, counsel for the GUC Trust served counsel for the Ignition Switch Plaintiffs and counsel for certain Ignition Switch Pre-Closing Accident Plaintiffs with interrogatories (the “Late Claims Interrogatories”) in connection with the Late Claims Motions;

CC. An Ignition Switch Plaintiff and certain Ignition Switch Pre-Closing Accident Plaintiffs have responded to the Late Claims Interrogatories;

DD. In or around March 2017, additional briefs were filed by Ignition Switch Plaintiffs, certain Ignition Switch Pre-Closing Accident Plaintiffs, New GM, and jointly by the GUC Trust and the Participating Unitholders on the Applicability of the Pioneer Issue and the Tolling Issue (as those terms are defined in the Order Establishing, Inter Alia, Briefing Schedule for Certain Issues Arising From Late Claim Motions Filed by Ignition Switch Plaintiffs, Non-Ignition Switch Plaintiffs and Certain Ignition Switch Pre-Closing Accident Plaintiffs [ECF No. 13869]);

EE. On July 15, 2016 and June 30, 2017, Judge Furman issued opinions in the GM MDL explaining that the “benefit-of-the-bargain defect theory” of economic loss damages “compensates a plaintiff for the fact that he or she overpaid, at the time of sale, for a defective vehicle. That form of injury has been recognized by many jurisdictions.” See In re Gen. Motors LLC Ignition Switch Litig., 14-MD-2543 (JMF) (S.D.N.Y. June 30, 2017) [ECF Nos. 3119, 4175]. On April 3, 2018, Judge Furman denied without prejudice, New GM’s motion for summary judgment with respect to Plaintiffs’ claims for “benefit-of-the-bargain” damages [ECF No. 5310].

FF. On April 24, 2018, the Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs filed amended Proofs of Claim in connection with the Late Claims Motions;

GG. On or about April 20, 2018, PIWD Counsel advised the GUC Trust that it would be filing a supplement to its pending Late Claims Motion to add a request to file late proofs of claim on behalf of existing clients of PIWD Counsel that are persons injured or killed in accidents that occurred prior to the Closing Date involving an Old GM vehicle that was subject to Recall Nos. 14V-355, 14V-394, or 14V-400, that would contend, among other things, a due process violation regarding the Bar Date that was substantially similar to the due process violations that were adjudicated by the Bankruptcy Court with respect to Recall No. 14V-047 (the “Supplemental Late Claims Motion”).

HH. Counsel for the proposed class representatives for the Ignition Switch Plaintiffs, the proposed class representatives for certain Non-Ignition Switch Plaintiffs and certain Pre-Closing Accident Plaintiffs have provided counsel for the GUC Trust with expert reports and proffers of evidence indicating that the amount of damages for the Ignition Switch Plaintiffs’, certain Non-Ignition Switch Plaintiffs’, and certain Pre-Closing Accident Plaintiffs’ asserted claims, if ultimately determined to be allowed General Unsecured Claims against Old GM and/or the GUC Trust, would be greater than that amount necessary to trigger New GM’s obligation to issue the Adjustment Shares in the maximum amount under the AMSPA;

II. The Signatory Plaintiffs, on the one hand, and the GUC Trust, on the other hand, disagree regarding whether the proponents of the Late Claims Motions and the Supplemental Late Claims Motion satisfy the requirements for authorization to file late claims and late class proof(s) of claim against the GUC Trust, and whether such asserted claims are equitably moot or barred by the doctrine of laches;

JJ. The Signatory Plaintiffs, on the one hand, and the GUC Trust, on the other hand, disagree regarding whether any GUC Trust Assets currently in the GUC Trust could be used to satisfy Plaintiffs’ asserted claims against the GUC Trust and Old GM;

KK. The Signatory Plaintiffs, on the one hand, and the GUC Trust, on the other hand, disagree regarding whether the Signatory Plaintiffs are beneficiaries of the GUC Trust;

LL. The Signatory Plaintiffs, on the one hand, and the GUC Trust, on the other hand, disagree regarding whether any GUC Trust Assets previously distributed are subject to claw-back or recapture by the GUC Trust and/or the Plaintiffs to satisfy Plaintiffs’ asserted claims against the GUC Trust and Old GM;

MM. The GUC Trust desires to complete the distribution of the GUC Trust Assets held by the GUC Trust as soon as practicable and, to such purpose, desires to resolve the Late Claims Motions, the Supplemental Late Claims Motion and the Plaintiffs’ asserted claims against the GUC Trust and Old GM;

NN. The GUC Trust acknowledges the key objectives of the Signatory Plaintiffs in entering into this Agreement are to (i) achieve the funding of the Settlement Fund; (ii) avoid the risk, delay, uncertainty and costs of litigation with the GUC Trust; and (iii) seek the issuance of the maximum amount of Adjustment Shares and to make the value of the Settlement Fund and the Adjustment Shares available to satisfy, in part, the Plaintiffs’ claims. In connection with those objectives, the Signatory Plaintiffs have provided to the GUC Trust the expert report and proffer of evidence for the Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs, and the expert report and proffer of evidence provided by certain Pre-Closing Accident Plaintiffs;

OO. The Signatory Plaintiffs acknowledge the key objectives of the GUC Trust in entering into this Agreement are: (i) to minimize any delay or risk to the distribution of any remaining GUC Trust Assets to GUC Trust Beneficiaries; (ii) avoid any claw-back or recapture of prior distributions of GUC Trust Assets; and (iii) otherwise avoid the risk, delay, uncertainty and costs of litigation over the myriad issues that remain outstanding;

PP. Based upon the complexity of the issues in dispute, including, but not limited to the remaining 2016 Threshold Issues (the “Disputed Issues”), the potential for extensive, time consuming and expensive litigation regarding the Disputed Issues, the inherent uncertainty that would be attendant to litigating them, and the impact that an adverse judgment would have on the GUC Trust, coupled with the desire to resolve the final potential claims against the GUC Trust, address any due process violations and attendant issues relating to the Recalls issued after the Plan Effective Date, and after review of the expert reports and proffer of evidence from the Ignition Switch Plaintiffs, Non-Ignition Switch Plaintiffs, and Pre-Closing Accident Plaintiffs, as well as expert reports and other materials from New GM, the GUC Trust agrees, as part of the settlement of the Disputed Issues, to seek the issuance of the Estimation Order as provided for pursuant to Section 3.2(c) of the AMSPA, Section 7.3 of the Plan, the Side Letter and Section 5.1 of the GUC Trust Agreement.

AGREEMENT

In settlement of the Disputed Issues between the GUC Trust and the Plaintiffs, the Parties agree to the following:

1. DEFINITIONS. The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

1.1 Adjustment Shares shall have the meaning ascribed to such term in the Preamble. Solely in the event that the Bankruptcy Court enters the Estimation Order, the term “Adjustment Shares” as used herein shall be deemed to exclude any amounts due and payable on account of taxes or withholding.

1.2 Adjustment Shares Waiver Provision shall have the meaning ascribed to such term in Section 2.4 hereto.

1.3 AMPSA means that certain Amended and Restated Master Sale and Purchase Agreement, by and among General Motors Corporation and its debtor subsidiaries, as Sellers, and NGMCO, Inc., as successor in interest to Vehicle Acquisition Holdings LLC, a purchaser sponsored by the U.S. Treasury, as Purchaser, dated as of June 26, 2009, together with all related documents and agreements as well as all exhibits, schedules, and addenda thereto, as amended, restated, modified, or supplemented from time to time.

1.4 Bar Date Order means that Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim (Including Claims Under Bankruptcy Code Section 503(B)(9)) and Procedures Relating Thereto and Approving the Form and Manner of Notice Thereof, dated Sept. 16, 2009 [ECF No. 4079] entered by the Bankruptcy Court establishing the Bar Date.

1.5 Bar Date shall have the meaning ascribed to such term in the Preamble.

1.6 Bankruptcy Code means title 11 of the United States Code.

1.7 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York.

1.8 Closing Date shall have the meaning ascribed to such term in the Preamble.

1.9 Co-Lead Counsel means, for purposes of this Agreement, Steve W. Berman of Hagens Berman Sobol Shapiro LLP and Elizabeth Cabraser of Lieff, Cabraser, Heimann & Bernstein, LLP, who were individually and collectively appointed to represent all economic loss plaintiffs in the GM MDL by Order No. 8, In re Gen. Motors LLC Ignition Switch Litig., No. 14-MD-2543 (S.D.N.Y. Aug. 15, 2014) [ECF No. 249], or any other or replacement counsel appointed to represent any Ignition Switch or Non-Ignition Switch Plaintiffs in the GM MDL.

1.10 Communication shall have the meaning ascribed to such term in Section 3.15.

1.11 Confirmation Order shall have the meaning ascribed to such term in the Preamble.

1.12 Debtors shall have the meaning ascribed to such term in the Preamble.

1.13 Decision means the Decision on Motion to Enforce Sale Order, entered April 15, 2015 [ECF No. 13109] by Judge Robert E. Gerber in the Bankruptcy Court, published as In re Motors Liquidation Company, 529 B.R. 510 (Bankr. S.D.N.Y. 2015), as corrected in Errata Order RE: Decision on Motion to Enforce Sale Order, In re Motors Liquidation Co., No. 09-50026, dated July 13, 2015 [ECF No. 13290].

1.14 Disputed Issues shall have the meaning ascribed to such term in the Preamble.

1.15 District Court shall have the meaning ascribed to such term in the Preamble.

1.16 Effective Date shall have the meaning ascribed to such term in the Preamble.

1.17 Estimation Motion shall mean a motion filed in the Bankruptcy Court by the GUC Trust seeking a determination of Plaintiffs’ aggregate Allowed General Unsecured Claims against the Sellers.

1.18 Estimation Order shall mean an order of the Bankruptcy Court estimating Plaintiffs’ aggregate Allowed General Unsecured Claims against the Sellers, as contemplated by Section 3.2(c) of the AMSPA, substantially in the form to be agreed upon by the Parties.

1.19 Final Order shall have the meaning ascribed to such term in the Plan.

1.20 General Unsecured Claim shall have the meaning ascribed to such term in the Plan.

1.21 GM MDL shall have the meaning ascribed to such term in the Preamble.

1.22 GUC Trust means the trust created by the GUC Trust Agreement in the form approved as Exhibit D to the Plan, as the same has been and may further be amended from time to time.

1.23 GUC Trust Agreement means the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement, by and among Wilmington Trust Company, as trust administrator and trustee of the GUC Trust, and FTI Consulting, as trust monitor of the GUC Trust, dated July 30, 2015, as it may be amended from time to time.

1.24 GUC Trust Assets means assets that have been held, are held, or may be held in the future by the GUC Trust. Solely in the event that the Bankruptcy Court enters the Estimation Order, the term “GUC Trust Assets” as used herein shall be deemed to exclude the Adjustment Shares.

1.25 GUC Trust Beneficiaries means, in accordance with Section F of the GUC Trust Agreement, holders of allowed General Unsecured Claims as of the date of this Agreement, and, for the avoidance of doubt, does not include Plaintiffs.

1.26 GUC Waiver Provision shall have the meaning ascribed to such term in Section 2.4 hereto.

1.27 Ignition Switch Defect shall have the meaning ascribed to such term in the Preamble.

1.28 Ignition Switch Plaintiffs shall have the meaning ascribed to such term in the Preamble.

1.29 Ignition Switch Pre-Closing Accident Plaintiffs shall have the meaning ascribed to such term in the Preamble.

1.30 Judgment means the Judgment, entered June 1, 2015 [ECF No. 13177] by Judge Robert E. Gerber in the Old GM Bankruptcy Case.

1.31 Key Objectives means the objectives of the Parties in entering into this Agreement as stated in Paragraphs NN and OO of the Preamble.

1.32 Late Claims Interrogatories shall mean the interrogatories that counsel for the GUC Trust served counsel for the Ignition Switch Plaintiffs and counsel for certain Ignition Switch Pre-Closing Accident Plaintiffs on or around February 16, 2017 in connection with the Late Claims Motions.

1.33 Late Claims Motions shall have the meaning ascribed to such term in the Preamble.

1.34 Motors Liquidation Company Avoidance Action Trust means the trust established under the Plan in connection with recovery of proceeds of the Term Loan Avoidance Action.

1.35 Motions to Enforce means, collectively, the (i) Motion of General Motors LLC Pursuant to 11 U.S.C. §§ 105 and 363 to Enforce the Court’s July 5, 2009 Sale Order and Injunction, dated April 21, 2014 [ECF No. 12620]; (ii) Motion of General Motors LLC Pursuant to 11 U.S.C §§ 105 and 363 to Enforce this Court’s July 5, 2009 Sale Order and Injunction Against Plaintiffs in Pre-Closing Accident Lawsuits, dated August 1, 2014 [ECF No. 12807]; and (iii) Motion of General Motors LLC Pursuant to 11 U.S.C. §§ 105 and 363 to Enforce the Court’s July 5, 2009 Sale Order and Injunction (Monetary Relief Actions, Other Than Ignition Switch Actions), dated August 1, 2014 [ECF No. 12808].

1.36 New GM shall have the meaning ascribed to such term in the Preamble.

1.37 New GM Common Stock means the common stock of New GM (NYSE: GM).

1.38 NHTSA means the National Highway Traffic Safety Administration.

1.39 Non-Ignition Switch Plaintiffs shall have the meaning ascribed to such term in the Preamble.

1.40 Notice Cost Cap Amount shall have the meaning ascribed to such term in Section 2.3.

1.41 Notice Order shall have the meaning ascribed to such term in Section 2.3.

1.42 Old GM shall have the meaning ascribed to such term in the Preamble.

1.43 Old GM Bankruptcy Case means those proceedings commenced on June 1, 2009 in the Bankruptcy Court captioned In re Motors Liquidation Company, et al., f/k/a General Motors Corp., Bankr. No. 09-50026.

1.44 Order to Show Cause means the order entered by the Bankruptcy Court on December 13, 2016, which identified five threshold issues.

1.45 Outside Date shall have the meaning ascribed to such term in Section 3.2.

1.46 Participating Unitholders means certain unaffiliated holders of 67% of the beneficial units of the GUC Trust, as of the date of this Agreement, represented by Akin Gump Strauss Hauer & Feld LLP.

1.47 Parties means the Signatory Plaintiffs and the GUC Trust.

1.48 Petition Date means June 1, 2009, when Motors Liquidation Company, f/k/a General Motors Corporation, a Delaware Corporation, and certain of its affiliated companies commenced cases under chapter 11 of the Bankruptcy Code.

1.49 PIWD means claims for personal injury and wrongful death.

1.50 PIWD Counsel means (i) Robert C. Hilliard of Hilliard Martinez Gonzales, LLP and Thomas J. Henry of the Law Offices of Thomas J. Henry, but solely for the Pre-Closing Accident Plaintiffs represented by those two law firms with respect to a Late Claims Motion and a Supplemental Late Claims Motion; and (ii) Lisa M. Norman of Andrews Myers, P.C., but solely for the Pre-Closing Accident Plaintiffs represented by that law firm with respect to a Late Claims Motion.

1.51 PIWD Plaintiffs means those certain Ignition Switch Pre-Closing Accident Plaintiffs represented by PIWD Counsel with respect to a Late Claims Motion or a Supplemental Late Claims Motion.

1.52 Plaintiffs means the Ignition Switch Plaintiffs, the Non-Ignition Switch Plaintiffs, and the Pre-Closing Accident Plaintiffs, including all plaintiffs (whether named or unnamed, including unnamed members of a putative class) covered by any of the Late Claims Motions, all plaintiffs represented by counsel that is signatory hereto and any other party who (i) prior to July 10, 2009, suffered an economic loss claim by reason of his, her or its ownership or lease of an Old GM vehicle with an Ignition Switch Defect included in Recall No. 14V-047; (ii) prior to July 10, 2009 suffered an economic loss claim by reason of their ownership or lease of an Old GM vehicle with defects in ignition switches, side airbags, or power steering included in NHTSA Recall Nos. 14V-355, 14V-394, 14V-400, 14V-118 or 14V-153, and/or (iii) suffered a personal injury or wrongful death based on or arising from an accident that occurred prior to the Closing Date that involved an Old GM vehicle that was later subject to NHTSA Recall Nos. 14V-047, 14V-355, 14V-394, 14V-400, or 14V-540, it being understood however that the covenants and agreements to be performed by the Signatory Plaintiffs are to be performed by Co-Lead Counsel and PIWD Counsel and that no action or failure to act by any Plaintiff (other than the Signatory Plaintiffs) shall constitute a breach of this Agreement or shall excuse the performance of any other Party.

1.53 Plan means the Debtors’ Second Amended Joint Chapter 11 Plan, filed March 18, 2011 [ECF No. 9836] by Motors Liquidation Company in the Old GM Bankruptcy Case.

1.54 Pre-Closing means any time before July 10, 2009, the date on which the 363 Sale between the Sellers and New GM closed.

1.55 Pre-Closing Accident Plaintiffs shall have the meaning ascribed to such term in the Preamble.

1.56 Proofs of Claim means the late proofs of claim, including late class proofs of claim, that the Ignition Switch Plaintiffs, certain Non-Ignition Switch Plaintiffs and certain Pre-Closing Accident Plaintiffs sought authority to file pursuant to the Late Claims Motions and the Supplemental Late Claims Motion, and any amendments thereto filed prior to the execution of this Agreement.

1.57 Recalls means NHTSA Recall Numbers 14V-047, 14V-355, 14V-394, 14V-540, 14V-400, 14V-118 and 14V-153.

1.58 Sale Order means the Order (I) Authorizing Sale of Assets Pursuant to Amended and Restated Master Sale and Purchase Agreement; (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale; and (III) Granting Related Relief, dated July 5, 2009 [ECF No. 2968] and the supporting Decision on Debtors’ Motion for Approval of (1) Sale of Assets to Vehicle Acquisition Holdings, LLC; (2) Assumption and Assignment of Related Executory Contracts; and (3) Entry into UAW Retiree Settlement Agreement, dated July 5, 2009 [ECF No. 2967].

1.59 Sellers means Motors Liquidation Company, formerly known as General Motors Corporation, together with three of its debtor subsidiaries, Chevrolet-Saturn of Harlem, Inc.; Saturn, LLC; and Saturn Distribution Corporation.

1.60 Settlement means the settlement of the Parties’ disputes as provided for by this Agreement.

1.61 Settlement Amount shall have the meaning ascribed to such term in Section 2.4.

1.62 Settlement Effective Date shall have the meaning ascribed to such term in Section 3.1.

1.63 Settlement Fund shall have the meaning ascribed to such term in Section 2.4.

1.64 Settlement Motion shall have the meaning ascribed to such term in Section 2.2.

1.65 Settlement Order shall have the meaning ascribed to such term in Section 2.2.

1.66 Side Letter shall mean the document attached hereto as Exhibit A, by and between the GUC Trust, the Debtors, New GM, and FTI Consulting (as trust monitor of the GUC Trust) dated September 23, 2011.

1.67 Signatory Plaintiffs means PIWD Counsel on behalf of the PIWD Plaintiffs identified on Schedule 2, and Co-Lead Counsel on behalf of the proposed class representatives for Ignition Switch Plaintiffs and proposed class representatives for certain Non-Ignition Switch Plaintiffs identified on Schedule 3.

1.68 Supplemental Late Claims Motion shall have the meaning ascribed to such term in the Preamble.

1.69 Term Loan Avoidance Action means the action captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009).

1.70 Term Loan Avoidance Action Claims shall have the meaning ascribed to such term in the GUC Trust Agreement.

1.71 Waiver shall have the meaning ascribed to such term in Section 2.4.

1.72 Waiver Provision shall have the meaning ascribed to such term in Section 2.4.

1.73 2016 Threshold Issues means the five threshold issues identified in the Bankruptcy Court’s Order to Show Cause of December 13, 2016.

1.74 363 Sale means the consummation of transactions that were approved on July 10, 2009 pursuant to the Sale Order.

2.	MUTUAL AGREEMENTS OF THE PARTIES.

2.1 The Preamble constitutes an essential part of the Agreement and is incorporated herein.

2.2 As soon as practicable following the execution of this Agreement:

(a) the Parties shall prepare and file a motion in the Bankruptcy Court (the “Notice Motion”) (i) seeking authority to reallocate GUC Trust Assets; (ii) seeking approval of the proposed noticing procedures with respect to the Settlement Motion and Estimation Motion, and entry of the Notice Order and (iii) directing the production of information held by General Motors LLC pursuant to Federal Rule of Bankruptcy Procedure 2004,

(b) the Parties shall prepare and file a motion in the Bankruptcy Court (the “Settlement Motion”) seeking entry of an order (the “Settlement Order”) substantially in the form to be agreed upon by the Parties, and otherwise on terms acceptable to the GUC Trust, Co-Lead Counsel and PIWD Counsel, each in their sole and absolute discretion, approving the Settlement pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, and

(c) the GUC Trust shall prepare and file the Estimation Motion seeking entry of the Estimation Order substantially in the form to be agreed upon by the Parties, and otherwise on terms acceptable to the GUC Trust, Co-Lead Counsel and PIWD Counsel, each in their sole and absolute discretion.2

2.3 Notice. By the Notice Motion, the Parties shall seek an order (the “Notice Order”) of the Bankruptcy Court approving the proposed notice procedures for noticing of the Settlement Motion and Estimation Motion, substantially in the form to be agreed upon by the Parties. The Parties further agree that following the entry of the Notice Order, they shall provide notice of the Settlement Motion and Estimation Motion in accordance with the procedures approved by the Bankruptcy Court. Based on notice plan proposals from leading notice administrators, the Parties have budgeted and the GUC Trust agrees to pay the reasonable costs and expenses for notice of the Settlement Motion in an amount up to $6,000,000 (the “Notice Cost Cap Amount”). The requested notice procedures shall include (i) publication notice by multimedia channels that may include social media, e-mail, online car and consumer publications, and a settlement website (which, for the avoidance of doubt, may be the GUC Trust’s website at www.mlcguctrust.com) where all relevant documents and long form notice will be posted; (ii) notice by postcard to: (A) all persons in the United States who, prior to July 10, 2009, owned or leased a vehicle manufactured by Old GM that was subject to the Recalls; (B) all Pre-Closing Accident Plaintiffs who have filed a lawsuit against New GM as of the date of this Agreement; and (C) all Pre-Closing Accident Plaintiffs who have filed or joined a motion for authorization to file late claims against the GUC Trust; (iii) notice to all defendants in the Term Loan Avoidance Action via the Bankruptcy Court’s ECF system and, to the extent a defendant is not registered to receive notice via the ECF system, via postcard, and (iv) notice via DTC’s LENSNOTICE system to holders of beneficial units of the GUC Trust. The Signatory Plaintiffs agree to pay any amounts in excess of the Notice Cost Cap Amount. For the avoidance of doubt, the GUC Trust shall not be obligated to fund or otherwise be committed to fund the Notice Cost Cap Amount unless and until the Bankruptcy Court enters the Notice Order.

[2]	For the avoidance of doubt, the Settlement Motion and the Estimation Motion shall be filed but not served prior to the entry of the Notice Order.

2.4 In furtherance of the Key Objectives and as an inducement to the GUC Trust’s entry into this Agreement and willingness to be bound by the terms of the Settlement Order and the Estimation Order, provided notice has been given in the form and manner approved by the Bankruptcy Court pursuant to the Notice Order, the Signatory Plaintiffs agree that they will (i) not object to any and all injunctions sought by the GUC Trust pursuant to Bankruptcy Code Section 105 solely to further effectuate the Waiver and (ii) support the entry of a Settlement Order that:

(a) authorizes and directs the GUC Trust to, within five (5) business days of the Settlement Effective Date, irrevocably pay fifteen million dollars ($15,000,000) in cash (the “Settlement Amount”) to a trust, fund or other vehicle (the “Settlement Fund”) established and designated by the Signatory Plaintiffs (for purposes of administration of Plaintiffs’ claims reconciliation and/or distributions to Plaintiffs under a subsequent allocation methodology); provided that, in the event the Signatory Plaintiffs have not designated such Settlement Fund within two (2) business days following the Settlement Effective Date, the GUC Trust shall place the Settlement Amount into an third party escrow account established by the GUC Trust;

(b) contains a provision which, effective upon (i) the Settlement Order becoming a Final Order (unless the GUC Trust waives the requirement that the Settlement Order be a Final Order in accordance with Section 3.1 hereof) and (ii) payment of the Settlement Amount, imposes a complete and irrevocable waiver and release on the part of all Plaintiffs with respect to any and all rights, claims and causes of action (including but not limited to any claims and causes of action arising as a result of the Recalls or with respect to General Unsecured Claims of the Plaintiffs arising under, or that may arise under, an Estimation Order), now existing or arising in the future, that any Plaintiff might directly or indirectly assert against the Debtors, their estates, the GUC Trust, the trust administrator of the GUC Trust, the GUC Trust Monitor, the GUC Trust Assets, the Motors Liquidation Company Avoidance Action Trust, the trustee for the Motors Liquidation Company Avoidance Action and the GUC Trust Beneficiaries, and channels all such claims or potential claims to the Settlement Fund for administration and satisfaction (the “Waiver Provision,” and the waiver and release contemplated thereby, the “Waiver”);

(c) contains a provision which, effective upon (i) the Settlement Order becoming a Final Order (unless the GUC Trust waives the requirement that the Settlement Order be a Final Order in accordance with Section 3.1 hereof) and (ii) payment of the Settlement Amount, imposes a complete and irrevocable waiver and release from the GUC Trust, the GUC Trust Beneficiaries, the Motors Liquidation Company Avoidance Action Trust, and all defendants in the Term Loan Avoidance Action, with respect to any rights to the Settlement Fund, including the Settlement Amount (the “GUC Waiver Provision”);

(d) schedules a hearing in the Bankruptcy Court to consider the Estimation Motion and entry of the Estimation Order; and

(e) contains a provision which, effective upon (i) the Settlement Order becoming a Final Order (unless the GUC Trust waives the requirement that the Settlement Order be a Final Order in accordance with Section 3.1 hereof), and (ii) payment of the Settlement Amount, and subject to the entry of the Estimation Order by the Bankruptcy Court, imposes a complete and irrevocable waiver and release from the GUC Trust, the GUC Trust Beneficiaries, the Motors Liquidation Company Avoidance Action Trust, and all defendants in the Term Loan Avoidance Action, with respect to any rights to any Adjustment Shares (the “Adjustment Shares Waiver Provision”).

2.5 In furtherance of the Key Objectives and as an inducement to the Signatory Plaintiffs’ entry into this Agreement and willingness to be bound by the terms of Settlement Order, including but not limited to the Waiver Provision, the GUC Trust, in settlement of the Disputed Issues, (x) consents to the late filing of the Proofs of Claim, as amended, and (y) agrees that it shall seek the entry of an Estimation Order that:

(a) estimates the aggregate allowed General Unsecured Claims of Plaintiffs against Sellers and/or the GUC Trust pursuant to Section 5.1 of the GUC Trust Agreement, Section 7.3 of the Plan, Section 3.2(c) of the AMSPA and the Side Letter in an amount that, as of the date of the Estimation Order, could equal or exceed $10 billion, thus triggering the issuance of the maximum amount of the Adjustment Shares; and

(b) directs that, subject to Section 2.13 hereof, any such Adjustment Shares issued as a result of an Estimation Order, or the value of such Adjustment Shares, be promptly delivered by New GM to the Settlement Fund.

2.6 Following the Settlement Order becoming a Final Order (unless the GUC Trust waives the requirement that the Settlement Order be a Final Order in accordance with Section 3.1 hereof), contemporaneously with the payment of the Settlement Amount by the GUC Trust to the Settlement Fund, the Waiver Provision shall become immediately and automatically effective and binding on all Plaintiffs, and the GUC Waiver Provision shall become immediately and automatically effective and binding on the GUC Trust, the GUC Trust Beneficiaries, the Motors Liquidation Company Avoidance Action Trust, and all defendants in the Term Loan Avoidance Action.

2.7 Provided that the Settlement Order has become a Final Order (unless the GUC Trust waives the requirement that the Settlement Order be a Final Order in accordance with Section 3.1 hereof), then, contemporaneously upon the entry of the Estimation Order (i) the Adjustment Shares Waiver Provision shall become immediately and automatically effective and binding on the GUC Trust, the GUC Trust Beneficiaries, the Motors Liquidation Company Avoidance Action Trust, and all defendants in the Term Loan Avoidance Action, and (ii) the GUC Trust shall be prohibited from, at any time, objecting to the allowance of the estimated claims at the amount set forth in such Estimation Order.

2.8 The Parties shall use commercially reasonable efforts to have the Estimation Motion considered by the Court as soon as reasonably practicable following the entry of the Settlement Order, provided that, (i) regardless of when the hearing on the Estimation Order is held (and regardless of whether the request to enter the Estimation Order is approved or denied), this

Agreement (including, but not limited to Sections 2.2, 2.4, 2.6, 2.11, and 2.12 hereof) and the Settlement Order shall remain binding; (ii) the Settlement Amount shall not be returned to the GUC Trust under any circumstances; and (iii) the GUC Trust shall not be required to incur costs (other than the costs of notice as set forth in Paragraph 2.3 hereof and the payment of the Settlement Amount) in excess of a reasonable amount in connection with prosecuting the Settlement Motion, the Estimation Motion, or any appeals thereof.

2.9 Notwithstanding Sections 157(b)(2)(B) and (b)(2)(O) of Title 28 of the United States Code, in connection with the Settlement Motion, to the extent (if any) consent is required, the Pre-Closing Accident Plaintiffs represented by PIWD Counsel consent to the Bankruptcy Court estimating their personal injury and wrongful death claims against the Sellers and/or the GUC Trust in connection with the settlement contemplated under this Agreement. The Pre-Closing Accident Plaintiffs represented by PIWD Counsel do not consent to estimation of their personal injury and wrongful death claims by the Bankruptcy Court for any other purpose other than implementation of the settlement contemplated under this Agreement or in connection with any other proceeding other than proceedings necessary to implement the settlement contemplated under this Agreement. For the avoidance of doubt, each Signatory Plaintiff that is a PIWD Plaintiff settling a Late Claims Motion or a Supplemental Late Claims Motion against the GUC Trust relating to an accident that occurred before the Closing Date in a vehicle that was later subject to one of the Recalls waives any right to a jury trial in connection with the following: (1) the estimation of his or her individual claim as a PIWD Plaintiff by the Bankruptcy Court as contemplated under this Agreement, (2) the estimation of all late claims of PIWD Plaintiffs taken as a whole by the Bankruptcy Court as contemplated under this Agreement, (3) the fixing of the amount to be distributed to such PIWD Plaintiff on account of his or her late claim pursuant to the terms of this Agreement, (4) the development and approval of the allocation of the Adjustment Shares and any other property or proceeds in the Settlement Fund between economic loss plaintiffs and PIWD Plaintiffs pursuant to the terms of this Agreement, (5) the development and approval of the criteria and eligibility for such PIWD Plaintiff to receive distributions from the Settlement Fund on account of his or her late claim pursuant to the terms of this Agreement, and (6) the fixing of the amount of such Signatory Plaintiff’s claim for purposes of receiving distributions (if any) from the Settlement Fund pursuant to the terms of this Agreement. The Parties hereto agree that in order to expedite the payments (if any) to the Signatory Plaintiffs and to any other Plaintiffs that now or in the future qualify for payment from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund, it is appropriate and an important aspect of the Settlement that the Settlement Order shall provide that, as condition to any Plaintiff’s ability to receive a distribution from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund, each such Plaintiff agree to the estimation of his or her claim for all purposes related to this Settlement and to the procedures implemented for receiving distributions from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund, and waives any right to a jury trial in connection with the foregoing. To implement these consents and waivers, the Settlement Order shall provide that any Plaintiff that does not object to entry of the Settlement Order or whose objection is overruled, shall be deemed to have consented to the estimation of his or her claim for purposes of allocation, allowance, distribution and payment, and shall be deemed to have waived his or her jury trial rights with respect to (i) the estimation, determination, or fixing of the amount of such Plaintiff’s claim, and (ii) the determination of the amount of the distribution (if any) to be made to such Plaintiff from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund. The notices contemplated under

Section 2.3 hereof will provide notice of these deemed waivers and consents and opportunity to object. Qualifications and criteria for Plaintiffs to be eligible to receive distributions from the Settlement Amount, the Adjustment Shares or any other property in the Settlement Fund will include, but will not be limited to, (i) the timeliness of the Plaintiff’s payment request, (ii) whether the Plaintiff had previously filed a timely proof of claim or timely request for permission to file a late proof of claim in the Old GM Bankruptcy Case, (iii) whether the Plaintiff was involved in a Pre-Closing accident involving an Old GM vehicle later recalled in Recall Nos. V-047, V-355, V-394, V-400, or V-540, (iv) the Plaintiff’s consent (pursuant to the Settlement Order or otherwise) to the estimation of his or her claim for purposes of allocation, allowance, distribution and payment, (v) the Plaintiff’s waiver (pursuant to the Settlement Order or otherwise) of his or her jury trial rights with respect to the estimation, determination, or fixing of the amount of such Plaintiff’s claim, and (vi) Plaintiff’s agreement to waive his or her jury trial rights (pursuant to the Settlement Order or otherwise) with respect to the determination of the amount of the distribution (if any) to be made to such Plaintiff from the Settlement Amount, the Adjustment Shares or any property in the Settlement Fund.

2.10 The Parties agree that all of the value of the Settlement Fund, minus any tax withholding, shall be reserved for the exclusive benefit of the Plaintiffs, subject only to costs associated with the administration of the Settlement Fund. For the avoidance of doubt, none of the GUC Trust, the GUC Trust Beneficiaries, the Motors Liquidation Company Avoidance Action Trust, and defendants of the Term Loan Avoidance Action, (i) shall have any rights or entitlements with respect to the Settlement Fund or the funds therein, and (ii) solely to the extent that an Estimation Order is entered by the Bankruptcy Court, shall have any rights or entitlements to any Adjustment Shares issued pursuant to such Estimation Order, or to the value of such Adjustment Shares.

2.11 The Signatory Plaintiffs or, in the alternative, an administrator appointed by the Signatory Plaintiffs, shall establish the Settlement Fund (at the sole cost of the Signatory Plaintiffs) and the procedures for the administration and allocation to Plaintiffs of the Settlement Fund, including the criteria for Plaintiffs to assert a claim against the Settlement Fund, the methodology for allocating the Settlement Fund to Plaintiffs, and procedures for payment of Plaintiffs’ attorneys’ fees.

(a) Allocation of the Settlement Amount, any Adjustment Shares (or their value), and any other consideration contained in the Settlement Fund between the Plaintiffs asserting economic loss claims and the Plaintiffs asserting PIWD claims shall be determined and approved by the Bankruptcy Court. Notice of any agreement as to the proposed allocation of the Settlement Amount, any Adjustment Shares (or their value), and any other consideration contained in the Settlement Fund as between the group of Plaintiffs asserting claims for economic loss, on the one hand, and the group of Plaintiffs asserting PIWD claims, on the other hand, along with information about the hearing date and how and when to assert any objections, will be provided by, and at the sole cost of, Signatory Plaintiffs (and not the GUC Trust) via a settlement website to all known Plaintiffs whose rights might be affected by such allocation, and such Plaintiffs shall have an opportunity to object to the proposed allocation at a hearing, as when and if such agreement is reached.

(b) Approval of the qualifications and criteria for Plaintiffs to be eligible to receive distributions from the Settlement Amount, any Adjustment Shares (or their value), and any other consideration contained in the Settlement Fund shall be done by the Bankruptcy Court. Notice of any proposed criteria for determining the right or ability of each Plaintiff to receive a distribution from the Settlement Amount, any Adjustment Shares (or their value), and any other consideration contained in the Settlement Fund on account of a claim against Debtors based upon economic loss or for PIWD arising or occurring before the Bar Date, along with information about the hearing date and how and when to assert any objections, will be provided by, and at the sole cost of, Signatory Plaintiffs (and not the GUC Trust) via a settlement website to all known Plaintiffs whose rights might be affected by the establishment of criteria for the payment of such claims and such Plaintiffs shall have an opportunity to object to the proposed criteria at a hearing, as when and if such criteria is developed. Being defined as a Plaintiff does not assure any party that he, she, or it will receive a distribution from the Settlement Amount, any Adjustment Shares (or their value), or any other consideration contained in the Settlement Fund. The Parties hereto agree that in order to expedite the payments (if any) to the Signatory Plaintiffs and to any other Plaintiffs that now or in the future qualify for payment from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund, it is appropriate and an important aspect of the Settlement that the Settlement Order shall provide that, as condition to any Plaintiff’s ability to receive a distribution from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund, each such Plaintiff agree to the estimation of his or her claim for all purposes related to this Settlement and to the procedures implemented for receiving distributions from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund, and waives any right to a jury trial in connection with the foregoing. To implement these consents and waivers, the Settlement Order shall provide that any Plaintiff that does not object to entry of the Settlement Order or whose objection is overruled, shall be deemed to have consented to the estimation of his or her claim for purposes of allocation, allowance, distribution and payment, and shall be deemed to have waived his or her jury trial rights with respect to (i) the estimation, determination, or fixing of the amount of such Plaintiff’s claim, and (ii) the determination of the amount of the distribution (if any) to be made to such Plaintiff from the Settlement Amount, the Adjustment Shares, or any other property in the Settlement Fund. The notices contemplated under Section 2.3 hereof will provide notice of these deemed waivers and consents and opportunity to object. Qualifications and criteria for Plaintiffs to be eligible to receive distributions from the Settlement Amount, the Adjustment Shares or any other property in the Settlement Fund will include, but will not be limited to, (i) the timeliness of the Plaintiff’s payment request, (ii) whether the Plaintiff had previously filed a timely proof of claim or timely request for permission to file a late proof of claim in the Old GM Bankruptcy Case, (iii) whether the Plaintiff was involved in a Pre-Closing accident involving an Old GM vehicle later recalled in Recall Nos. V-047, V-355, V-394, V-400, or V-540, (iv) the Plaintiff’s consent (pursuant to the Settlement Order or otherwise) to the estimation of his or her claim for purposes of allocation, allowance, distribution and payment, (v) the Plaintiff’s waiver (pursuant to the Settlement Order or otherwise) of his or her jury trial rights with respect to the estimation, determination, or fixing of the amount of such Plaintiff’s claim, and (vi) Plaintiff’s agreement to waive his or her jury trial rights (pursuant to the Settlement Order or otherwise) with respect to the determination of the amount of the distribution (if any) to be made to such Plaintiff from the Settlement Amount, the Adjustment Shares or any property in the Settlement Fund.

2.12 Nothing in the Agreement is intended to waive any claims against New GM or to be an election of remedies against New GM; nor does the Agreement or any payments made in connection therewith represent full satisfaction of any claims against the Debtors, unless and until such claims are in fact paid in full from every available source; provided, however, that in no event shall any Plaintiff be permitted to seek any further payment or compensation from the GUC Trust in respect of its claims or otherwise, other than the Settlement Amount and the Adjustment Shares. Except as mandated otherwise under applicable law, (i) nothing in the Settlement Agreement shall be construed to waive (nor is anything in the Settlement Agreement intended by the Parties to waive) any claims that any Plaintiff may have against New GM or constitute an election of remedies by any Plaintiff; (ii) neither the Settlement Amount nor any Adjustment Shares (nor any distribution thereof to any Plaintiff) shall represent full and final satisfaction of any claim that any Plaintiff may have against New GM, all of which are expressly reserved; and (iii) the Bankruptcy Court’s estimate of the Plaintiffs’ Allowed General Unsecured Claims in an Estimation Order shall not operate as a cap on any of the claims of any of the Plaintiffs against New GM.

2.13 Notwithstanding anything in the Agreement to the contrary, and although not anticipated to be required to do so, the GUC Trust, the GUC Trust Administrator, and any applicable withholding agent shall be entitled to deduct and withhold from the distribution of the Adjustment Shares otherwise payable to the Settlement Fund pursuant to this Agreement any amount as may be required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any other provision of tax law. The GUC Trust and the GUC Trust Administrator agree to provide the Settlement Fund with reasonable notice of its intent to deduct and withhold if required to do so, and to the extent practicable, consider in good faith any position that the Settlement Fund raises as to why withholding is not required or alternative arrangements proposed by the Settlement Fund that may avoid the need for withholding. To the extent that amounts are so withheld or deducted by the GUC Trust, the GUC Trust Administrator, or other applicable withholding agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Settlement Fund. In addition, in accordance with Section 6.1(e) of the GUC Trust Agreement and taking into account Section 7.3 of the GUC Trust Agreement, the GUC Trust Administrator may hold back from the distributions of Adjustment Shares contemplated by this Agreement sufficient Adjustment Shares or amounts in order to settle the tax liabilities of the GUC Trust incurred as a result of the transactions contemplated by this Agreement. To the extent such hold back of Adjustment Shares is necessary, the GUC Trust Administrator shall monetize such held back Adjustment Shares on the same date as the distribution of Adjustment Shares is provided to the Settlement Fund. Furthermore, the GUC Trust Administrator will request an expedited determination of taxes of the GUC Trust under Section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the GUC Trust for any and all tax periods that include transactions contemplated by this Agreement. Upon such determination (or, in the event a court of competent jurisdiction decides that such a determination is unavailable, as soon as reasonably practicable but no later than the expiration of the applicable statute of limitations), the GUC Trust Administrator will distribute in accordance with provisions of this Agreement any amounts held back in excess of any tax liabilities incurred by the GUC Trust as a result of the transactions contemplated by this

Agreement. The GUC Trust and the GUC Trust Administrator agree to provide the Settlement Fund with reasonable notice of (a) any intent to hold back Adjustment Shares and (b) the amount to be withheld, with the intent that such withheld amount would not exceed what could be the final tax liability of the GUC Trust as a result of the transactions contemplated by this Agreement.

3.	MISCELLANEOUS PROVISIONS

APPLICABLE TO THIS AGREEMENT.

3.1 Settlement Effective Date. This Agreement shall become effective and binding on the Parties on the date on which this Agreement is fully executed by each of the Parties. The Settlement set forth in this agreement (including but not limited to the required payment of the Settlement Amount, the delivery of the Waiver as set forth herein, the GUC Waiver Provision, and to the extent provided in section 2.4(e) hereof, the Adjustment Shares Waiver Provision) shall become effective on the date that the Settlement Order becomes a Final Order (the “Settlement Effective Date”), provided, however, that from and after the date the Settlement Order is entered by the Bankruptcy Court, the GUC Trust may waive the requirement that the Settlement Order be a Final Order.

3.2 Termination.

(A) Automatic Termination. This Agreement shall immediately terminate as to all Parties in the event that (a) the Bankruptcy Court denies approval of the Notice Order (or requires notice procedures materially different from those set forth in Section 2.2 hereof that is not otherwise reasonably acceptable to the Parties), or (b) the Bankruptcy Court denies approval of the Settlement Motion as it relates to the Settlement Order (for the avoidance of doubt, this Agreement shall not immediately terminate if the Bankruptcy Court denies approval of the Estimation Order). In the event of such automatic termination, this Agreement shall be null and void, and each of the Parties’ respective interests, rights, remedies and defenses shall be fully restored without prejudice as if this Agreement (except as set forth in Sections 3.3, 3.4, 3.5, 3.13, 3.15, and 3.19) had never existed and the Parties shall be returned to their respective positions status quo ante.

(B) Termination by the GUC Trust. This Agreement shall be terminable at the option of the GUC Trust in the event that (a) the Notice Order is not entered on or before 60 days after filing the Notice Motion, or (b) the Settlement Effective Date does not occur on or before 90 days after notice of the Settlement Motion has been provided pursuant to Section 2.3 hereto and the Notice Order (each of (a) and (b) the “Outside Date”). Following the passage of the Outside Date, the GUC Trust shall be entitled to send a notice of termination to the Signatory Plaintiffs in accordance with Section 3.15 hereof, with the Agreement automatically terminating on the date that such notice is received by the Signatory Plaintiffs. In the event of such termination, this Agreement shall be null and void, and each of the Parties’ respective interests, rights, remedies and defenses shall be fully restored without prejudice as if this Agreement (except as set forth in Sections 3.3, 3.4, 3.5, 3.13, 3.15, and 3.19) had never existed and the Parties shall be returned to their respective positions status quo ante.

(C) Termination by Any Party for Cause. In the event of any material breach of the terms of this Agreement, the non-breaching Party may elect (in addition to any other remedies available to the non-breaching party hereunder or under applicable law) to terminate this Agreement by (i)

providing a Communication to the breaching party as set forth in Section 3.15 below, and affording the breaching party a five (5) business day period in which to cure the purported breach, and (ii) absent such cure or the commencement of an action in the Bankruptcy Court with respect to the existence of any such breach, by providing a follow-up Communication to the breaching Party as set forth in Section 3.15 below, that declares the Agreement to be terminated. Following such termination for cause, the terms of the Agreement shall no longer be binding on the non-breaching Party (except as set forth in Sections 3.3, 3.4, 3.5, 3.13, 3.15, and 3.19).

3.3 Attorneys’ Fees. Except as otherwise provided for herein, each of the Parties shall pay its own court costs, attorneys’ fees, and all other expenses, costs, and fees incurred relating to this Agreement and any related litigation, including but not limited to the GM MDL and Motions to Enforce litigation. If any lawsuit or proceeding is required to enforce the terms of this Agreement, the prevailing party in any such lawsuit or proceeding shall be entitled to reasonable attorney’s fees and costs.

3.4 No Admission. Nothing in this Agreement shall be deemed an admission of any kind. To the extent provided by Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than in support of the Settlement Motion and proposed entry of the Settlement Order and Estimation Order or in a proceeding to enforce the terms of this Agreement.

3.5 Remedies. Each of the Parties retain all remedies available in law or equity for breach of this Agreement by any Party, including, without limitation, the right of a non-breaching Party to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

3.6 No Litigation. Except as may be necessary to enforce the terms of this Agreement, the Parties and any other person who is an intended beneficiary hereunder, agree that she or he shall not commence or proceed with any action, claim, suit, proceeding or litigation against any other Party, directly or indirectly, regarding or relating to the matters described in this Agreement, or take any action inconsistent with the terms of the Agreement.

3.7 Further Assurances. Each of the Parties covenant to, from time to time, execute and deliver such further documents and instruments and take such other actions as may be reasonably required or appropriate to evidence, effectuate, or carry out the intent and purposes of this Agreement or to perform its obligations under this Agreement and the transactions contemplated thereby.

3.8 Cooperation. The Parties agree to reasonably cooperate with one another to effectuate an efficient and equitable implementation of this Agreement.

3.9 Counterparts; Facsimile; Signatures. This Agreement may be executed in any number of counterparts and by different Parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by any of the Parties by facsimile or .pdf electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement, shall be deemed to be an original signature hereto, and shall be admissible as such in any legal proceeding to enforce this Agreement.

3.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective agents, partners, attorneys, employees, representatives, officers, directors, shareholders, divisions, subsidiaries, affiliates, transferees, heirs, executors, administrators, personal representatives, legal representatives, successors, and assigns.

3.11 Integration. This Agreement constitutes the entire agreement and understanding among the Parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements, representations and understandings between or among any of the Parties hereto relating to such subject matter. In entering into this Agreement, the Parties and each of them acknowledge that they are not relying on any statement, representation, warranty, covenant or agreement of any kind made by any other party hereto or any employee or agent of any other party hereto, except for the representations, warranties, covenants and agreements of the Parties expressly set forth herein.

3.12 Amendment. Except as otherwise specifically provided in this Agreement, no amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Parties.

3.13 Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and the Parties agree to take any and all steps which are necessary in order to enforce the provisions hereof.

3.14 Severability. The terms and conditions of this Agreement are not severable. However, if any provision or part of any provision of this Agreement is for any reason declared or determined by a court of competent jurisdiction to be invalid, unenforceable, or contrary to public policy, law, statute, or ordinance, the validity of the remaining parts, terms, or provisions of this Agreement shall not be affected thereby and shall remain valid and fully enforceable, and such invalid, unenforceable, or illegal part or provision shall not be deemed to be part of this Agreement.

3.15 Notices. Any notice, demand, request, consent, approval, declaration or other communication (a “Communication”) under this Agreement shall be in writing and shall be given or delivered (i) by a nationally recognized private overnight courier service addressed as indicated in Schedule 1 annexed hereto or to such other address as such party may indicate by a notice delivered to the other Parties hereto in accordance with the provisions hereof; or (ii) to the extent that such Communication has been filed with the Bankruptcy Court, via the electronic distribution means used by the Bankruptcy Court. Any Communication shall be deemed to have been effectively delivered and received, if sent by a nationally recognized private overnight courier service, on the first business day following the date upon which it is delivered for overnight delivery to such courier service.

3.16 Choice of Law and Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles. The District Court and the Bankruptcy Court shall have jurisdiction to resolve any dispute arising out of, related to or in connection with this Agreement to the exclusion of any other court, and the Parties hereby consent to the jurisdiction of the District Court and the Bankruptcy Court for resolution of such disputes and agree that they shall not attempt to litigate any such dispute in any other court.

3.17 Advice of Counsel. Each Party represents and acknowledges that it has been represented by an attorney with respect to this Agreement and any and all matters covered by or related to such Agreement. Each Party further represents and warrants to each other that the execution and delivery of this Agreement has been duly authorized by each of the Parties after consultation with counsel, that the persons signing this Agreement on their behalf below have been fully authorized by their respective Parties to do so, and that the undersigned do fully understand the terms of this Agreement and have the express authority to enter into this Agreement.

3.18 Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other Parties hereto, and any attempted assignment without such prior consent shall be null and void.

3.19 Waiver. Except as otherwise specifically provided in this Agreement, any provision of this Agreement may be waived only by a written instrument signed by the Party against whom enforcement of such waiver is sought.

3.20 Headings, Number, and Gender. The descriptive headings of the sections of this Agreement are included for convenience of reference only and shall have no force or effect in the interpretation or construction of this Agreement. As used in this Agreement, the singular shall include the plural, and the masculine shall include the feminine and neutral genders, and vice versa.

3.21 Waiver of Jury Trial. Each of the Parties hereby irrevocably waives its rights, if any, to a jury trial for any claim or cause of action based upon or arising out of this Agreement.

3.22 Authority. Each of the Parties represents and warrants that the execution and delivery by it of this Agreement, and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

3.23 GUC Trust Fiduciary Duties. Nothing in this Agreement shall otherwise require the GUC Trust or the GUC Trust Administrator to take any action, or to refrain from taking any action, to the extent inconsistent with its fiduciary obligations under applicable law (as reasonably determined by them in good faith after consultation with legal counsel).

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Wilmington Trust National Association,
Not individually, but solely in its capacity as GUC Trust Administrator and Trustee of the GUC Trust

By:	/s/ David A. Vanaskey, Jr.
Name:	David A. Vanaskey, Jr.
Title:	Vice President, Wilmington Trust
Company

BROWN RUDNICK LLP

On behalf of the Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs

By:	/s/ Edward S. Weisfelner
Name:	Edward S. Weisfelner

/s/ Howard S. Steel
Name:	Howard S. Steel

Title:	Designated Counsel for the Ignition
Switch Plaintiffs and certain Non-Ignition
Switch Plaintiffs in the Bankruptcy Court

STUTZMAN, BROMBERG, ESSERMAN &
PLIFKA, P.C.

On behalf of Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs

By:	/s/ Sander L. Esserman
Name:	Sander L. Esserman

Title: Designated Counsel for the Ignition
Switch Plaintiffs and certain Non-Ignition
Switch Plaintiffs in the Bankruptcy Court

HAGENS BERMAN SOBOL SHAPIRO LLP

On behalf of the Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs

By:	/s/ Steve W. Berman
Name:	Steve W. Berman

Title: Co-Lead Counsel for the Ignition
Switch Plaintiffs and certain Non-Ignition
Switch Plaintiffs in the MDL Court

LIEFF CABRASER HEIMANN &
BERNSTEIN, LLP

On behalf of the Ignition Switch Plaintiffs and certain Non-Ignition Switch Plaintiffs

By:	/s/ Elizabeth J. Cabraser
Name:	Elizabeth J. Cabraser

Title: Co-Lead Counsel for the Ignition
Switch Plaintiffs and certain Non-Ignition
Switch Plaintiffs in the MDL Court

GOODWIN PROCTER LLP

On behalf of the PIWD Plaintiffs Represented
By Hilliard Martinez Gonzales L.L.P. and the
Law Offices of Thomas J. Henry

By:	/s/ William P. Weintraub
Name:	William P. Weintraub

/s/ Gregory W. Fox
Name:	Gregory W. Fox

Title: Counsel to the PIWD Plaintiffs
Represented By Hilliard Martinez Gonzales
L.L.P. and the Law Offices of Thomas J. Henry

THE LAW OFFICES OF THOMAS J. HENRY

On behalf of the PIWD Plaintiffs

By:	/s/ Thomas J. Henry
Name:	Thomas J. Henry

Title: Counsel to the PIWD Plaintiffs

ANDREWS MYERS, P.C.

On behalf of the PIWD Plaintiffs

By:	/s/ Lisa M. Norman
Name:	Lisa M. Norman

Title: Counsel to the PIWD Plaintiffs

HILLIARD MARTINEZ GONZALES LLP

On behalf of the PIWD Plaintiffs

By:	/s/ Robert Hilliard
Name:	Robert Hilliard

Title: Counsel to the PIWD Plaintiffs